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                                                           EXHIBIT (10)(E)-(3)



                            ELECTRO RENT CORPORATION
                             STOCK OPTION AGREEMENT
                             (NONSTATUTORY OPTION)
                                  (1996 PLAN)


         THIS AGREEMENT, entered into this ______ day of ______________, 199__, between ELECTRO RENT CORPORATION, a California corporation (the "Company"), and _________________________________________ (the "Optionee").


                                R E C I T A L S

         A. The Board of Directors of the Company (the "Board") has established the Electro Rent Corporation 1996 Stock Option Plan (the "Plan") in order to provide key employees, directors and consultants of the Company with a favorable opportunity to acquire shares of the Company's common stock ("Stock").

         B. The Board regards the Optionee as a key employee, director or consultant as contemplated by the Plan and has determined that it would be in the best interests of the Company and its shareholders to grant the option described in this Agreement to the Optionee as compensation, as an inducement to remain in the service of the Company, and as an incentive for increasing efforts during such service.

         NOW, THEREFORE, it is agreed as follows:

         1. Definitions and Incorporation. The terms used in this Agreement shall have the meanings given to such terms in the Plan. The Plan is hereby incorporated in and made a part of this Agreement as if fully set forth herein. The Optionee hereby acknowledges that he or she has received a copy of the Plan.

         2. Grant of Option. Pursuant to the Plan, the Company hereby grants to the Optionee as of the date thereof the option to purchase all or any part of an aggregate of __________ shares of Stock (the "Option"), subject to adjustment in accordance with Section 10 of the Plan. The Option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.

         3. Option Price. The price to be paid for Stock upon exercise of the Option or any part thereof shall be $__________ per share.

         4. Right to Exercise. Subject to the conditions set forth in this Agreement, the right to exercise the Option shall accrue in accordance with
Schedule 1 attached hereto and hereby made a part hereof.





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         5.  Early Termination of Service.  Any other provision of this
Agreement notwithstanding, if the Optionee's service with the Company terminates within one year after the date hereof for any reason, including death, permanent disability or retirement, the Optionee's right to exercise the Option or any part thereof shall be forfeited permanently.

         6. Securities Law Requirements. No part of the Option shall be exercised if counsel to the Company determines that any applicable registration requirement under the Securities Act of 1933 or any other applicable requirement of Federal or state law has not been met.

         7. Term of Option. The Option shall terminate in any event on the earliest of (a) the ______ day of _______________, 20____, at 11:59 P.M., (b)
the expiration of the period described in paragraph 8 below, (c) the expiration of the period described in paragraph 9 below, or (d) the expiration of the period described in paragraph 10 below.

         8. Exercise Following Termination of Service. If the Optionee's service with the Company terminates for any reason other than death, disability or retirement, the Option (to the extent it has not previously been exercised and is then exercisable) may be exercised within three (3) consecutive months after the date of such termination. The foregoing notwithstanding, the Option shall cease to be exercisable on the date of such termination if such termination is for cause or if the Optionee upon termination becomes an employee, director or consultant of a person who is in direct competition with the Company. For this purpose, "cause" shall mean conviction of a felony, misappropriation of the assets of the Company or any subsidiary, continued or repeated insobriety, continued or repeated absence from service during the usual working hours of the Optionee's position for reasons other than disability or sickness, or refusal to carry out the reasonable directions of the Board.

         9. Exercise Following Death or Disability. If the Optionee's service with the Company terminates by reason of the Optionee's death or disability (as defined in the Plan), or if the Optionee dies after termination of service but while the Option would have been exercised hereunder, the Option (to the extent it has not previously been exercised and is then exercisable) may be exercised within one year after the date of the Optionee's death or termination by reason of disability. In the case of death, the exercise may be made by his or her representative or by the person entitled thereto under the Optionee's will or the laws of descent and distribution; provided that such representative or such person consents in writing to abide by and be subject to the terms of the Plan and this Agreement and such writing is delivered to the President of the Company.





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         10.  Exercise Following Retirement.  If the Optionee's service with the Company terminates by reason of retirement (the voluntary termination of employment on or after the attainment of 65 years of age and completion of 20 years of service) the Option (to the extent it has not previously been exercised and is then exercisable) may be exercised three (3) months after the date of the Optionee's retirement.

         11. Time of Termination of Service. For the purposes of this Agreement, the Optionee's service shall be deemed to have terminated on the earlier of (a) the date when the Optionee's service in fact terminated, or (b) the date when the Optionee gave or received written notice that his or her service is to terminate.

         12. Nontransferability. The Option shall be exercisable during the Optionee's lifetime only by the Optionee and shall be nontransferable, except that the Optionee may transfer all or any part of the Option by will or by the laws of descent and distribution. Except as otherwise provided herein, any attempted alienation, assignment, pledge, hypothecation, attachment, execution or similar process, whether voluntary or involuntary, with respect to all or any part of the Option or any right thereunder, shall be null and void and, at the Company's option, shall cause all of the Optionee's rights under this Agreement to terminate.

         13. Effect of Exercise. Upon exercise of all or any part of the Option, the number of shares of Stock subject to option under this Agreement shall be reduced by the number of shares with respect to which such exercise is made.

         14. Exercise of Option. The Option may be exercised by delivering to the Company (a) a written notice of exericse in substantially the form prescribed from time to time by the Board and (b) full payment of the option price for each share of Stock purchased under the Option. Such notice shall specify the number of shares of Stock with respect to which the Option is exercised and shall be signed by the person exercising the Option. If the Option is exercised by a person other than the Optionee, such notice shall be accompanied by proof, satisfactory to the Company, of such person's right to exercise the Option. The Option Price shall be payable in full in United States Dollars upon the exercise of the Option; or the Option Price may be paid by the surrender of Stock in good form for transfer, owned by the person exercising the Option and having a Fair Market Value on the date of exercise equal to the Option Price, or in any combination of cash and Stock, as long as the sum of cash so paid and the Fair Market Value of the Stock so surrendered equals the Option Price.

         15. Withholding Taxes. If the Optionee is an employee or former employee of the Company when all or part of the Option is exercised,





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the Company may require the Optionee to deliver payment of any withholding taxes (in addition to the option price) in cash with respect to the difference between the option price and the fair market value of the Stock acquired upon exercise.

         16. Issuance of Shares. Subject to the foregoing conditions, the Company, as soon as reasonably practicable after receipt of a proper notice of exercise and without transfer or issue tax or other incidental expense to the person exercising the Option, shall deliver to such person at the principal office of the Company, or such other location as may be acceptable to the Company and such person, one or more certificates for the shares of Stock with respect to which the Option is exercised. Such shares shall be fully paid and nonassessable and shall be issued in the name of such person. However, at the request of the Optionee, such shares may be issued in the names of the Optionee and his or her spouse (a) as joint tenants with right of survivorship, (b) as community property, or (c) as tenants in common without right of survivorship.

         17. Rights as a Shareholder. Neither the Optionee nor any other person entitled to exercise the Option shall have any rights as a shareholder of the Company with respect to the shares subject to the Option until a certificate for such shares has been issued to him or her upon exercise of the Option.

         18. Rights for Continued Service. The Optionee agrees to remain in the service of the Company for a period of two (2) years from the date of the granting of the Option; provided, however, nothing in this Agreement shall be construed to give any person the right to remain in the service of the Company or any subsidiary or to affect the right of the Company and any subsidiaries to terminate such person's service at any time with or without cause.

         19. Notices. Any notice to the Company contemplated by this Agreement shall be addressed to it in care of its President; and any notice to the Optionee shall be addressed to him or her at the address on file with the Company on the date hereof or at such other address as he or she may hereafter designate in writing.

         20. Interpretation. The interpretation, construction, performance and enforcement of this Agreement and of the Plan shall lie within the sole discretion of the Board, and the Board's determinations shall be conclusive and binding on all interested persons.

         21. Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.





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         IN WITNESS WHEREOF, each of the parties hereto has executed this
Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.


                            ELECTRO RENT CORPORATION



- ----------------------------------     By
    Optionee                             --------------------------------



- ----------------------------------
       (Please print
     Optionee's name)



- ----------------------------------
      Optionee's Spouse*



- ----------------------------------
 (Please print spouse's name)





- ----------------------------------

         *Include Signature and name of Optionee's spouse, if Optionee is married.





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                                   SCHEDULE 1

                               RIGHT TO EXERCISE


         Subject to the conditions set forth in this Agreement, the right to exercise the Option shall accrue as follows:

                 (a) Commencing one year after the date of this Agreement, the Option may be exercised to the extent of one-fourth of the shares subject to the Option.

                 (b) Commencing two years after the date of this Agreement, the Option may be exercised to the extent of one-fourth of the shares subject to the Option, plus any shares with respect to which the Option has previously become exercisable but has not been exercised.

                 (c) Commencing three years after the date of this Agreement, the Option may be exercised to the extent of one-fourth of the shares subject to the Option, plus any shares with respect to which the Option has previously become exercisable but has not been exercised.

                 (d) Commencing four years after the date of this Agreement, the entire Option may be exercised to the extent it has not previously been exercised.





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